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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-119832) pertaining to the 2003 Long Term Incentive Compensation Plan of Bimini Mortgage Management, Inc. of our report dated January 26, 2005, with respect to the financial statements of Bimini Mortgage Management, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP Certified Public Accountants

Miami, Florida
January 26, 2005

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm